Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of XO Holdings, Inc. (the “Registrant”) on Form 10-Q for the quarterly period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) we, Ernest Ortega, Executive Committee Member, Daniel J. Wagner, Executive Committee Member, and Laura W. Thomas, Executive Committee Member, Senior Vice President and Chief Financial Officer of the Registrant, certify that, to the best of our knowledge,:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 15, 2011
/s/ Ernest Ortega Ernest Ortega President Carrier Services (Executive Committee Member)
/s/ Daniel J. Wagner Daniel J. Wagner President Business Services (Executive Committee Member)
/s/ Laura W. Thomas Laura W. Thomas Senior Vice President and Chief Financial Officer (Principal Financial Officer and Executive Committee Member)